UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2010

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2316 N. Wahsatch Ave., #245
Colorado Springs, CO 80907
(Address of Principal Executive Offices) (Zip Code)

(719) 210-6646
(Registrant's Telephone Number, Including Area Code)

830 Tender Foot Hill Road, #301
Colorado Springs, CO 80906
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The information under this item in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information under this item in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On August 31, 2010, Genesis Fluid Solutions Holdings, Inc. (the “Company”) issued a press release entitled “Genesis Fluid Solutions Expands its Business Strategy as it Enters the Growing Energy Efficiency Industry,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Corporate Strategy and Proposed Name Change

Blue Earth, Inc. was selected as a new corporate name for Genesis Fluid Solutions Holdings, Inc., subject to shareholder approval, in August of 2010 as the Board of Directors elected to broaden the Company’s focus to include additional market sectors of the clean technology industry in general, in contrast to only focusing on waterway restoration and remediation. The Company will continue to capitalize on its past investments in the patented Rapid Dewatering System, through royalty agreements negotiated from the sale of the Company’s wholly-owned subsidiary to a group of buyers, including a former officer and director.

In addition, Blue Earth, Inc. hired an experienced management team to focus on a mergers and acquisition strategy to acquire, license, develop, market, install and monitor clean-tech related, innovative technologies and energy management systems. Johnny R. Thomas, CEO and President and John C. Francis, Vice President Development and Investor Relations, have over 25 years experience in founding and operating public companies. They grew revenues in one publicly traded company from $29,000 to over $350 million by acquiring thirty-four companies in approximately four years, while at the same time increasing its market capitalization to over $1 billion.  See Item 5.02 below.

Management also intends to accelerate introduction of the acquired technology/products by offering and installing them through energy management services companies and manufacturers representatives, which have an established base of customers at the local, state, regional and national levels. In order to accelerate product introduction, management expects to enter into various types of agreements with these energy management companies, including joint venture/associate relationships and acquisition agreements, as may be appropriate, for each company and geographic territory.

Blue Earth, Inc. intends to acquire innovative technologies and established, reputable energy management services companies, using restricted common stock, cash and/or debt in combinations appropriate for each potential acquisition. The new management team is experienced in negotiating such transitions, having completed thirty-four acquisitions in less than four years in another public company. Management has also negotiated a number of licenses and working relationships when these types of arrangements were deemed appropriate.

Blue Earth, Inc. management has identified commercially viable, innovative energy efficient and water and wastewater technologies that will enable the Company to develop an internal sales and services organization. We are currently in the process of negotiating license agreements for innovative technologies and will continue to identify and negotiate the rights for other innovative clean-tech technologies.

We strive to participate in the global movement for a sustainable planet by offering products and services that optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  Effective as of August 31, 2010, Michael Hodges resigned from the Board of Directors and resigned as Interim Chief Executive Officer of the Company.

(c)  Effective as of September 1, 2010, the Company’s Board of Directors elected Johnny R. Thomas, Chief Executive Officer and President of the Company and John C. Francis, Vice President of Corporate Development and Investor Relations.

Certain biographical information concerning Messrs. Thomas and Francis, is as follows:

Johnny R. Thomas, age 69, served as Chairman of the Board, Chief Executive Officer and President of Consolidation Services Inc. (OTCBB:CNSV) from that company’s inception on January 26, 2007 until April 2, 2010.  The company was engaged in the acquisition of land and mineral rights in Eastern Kentucky and is now engaged in oil and gas production.  For more than the past five years, Dr. Thomas has been self employed as an investor in securities, real estate and limited custom home development. Since January 2000, Dr. Thomas has been a managing member of Falcon Financial Group, LLC, financial consultants; which has suspended its operations as of December 31, 2008 and is inactive at this time.  Prior thereto, he was a founder and served as Chairman of the Board and CEO of AgriBioTech, Inc. from September 1993 until February 1999.  AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000 (and was subsequently liquidated in Chapter 7), approximately eleven months following Dr. Thomas’s departure from the Company. Dr. Thomas received his Ph.D. in genetics/plant breeding from Oregon State University in 1966.

John C. Francis, age 61, served as Vice President, Chief Financial Officer and a director of Consolidation Services Inc. from its formation on January 26, 2007, and as Secretary/Treasurer from September 16, 2008 until April 2, 2010.  John C. Francis is an entrepreneur, investor and founder, director and executive officer of several publicly traded and privately-held companies in diverse businesses including medical technologies, environmental technologies, agricultural technologies, media, export/import and real estate.  Mr. Francis’s business experience spans more than thirty-five years.  From January 2000 to 2008, Mr. Francis was a co-founder and managing member of Falcon Financial Group, LLC, a privately held company engaged in providing assistance and advice to private companies on capital formation, corporate governance and corporate communications.  He has also served as a founder, director, president, chief executive officer of Hunapu, Inc., which was a public “blank check” development stage company. Mr. Francis also founded and was an officer and director of FiberChem, Inc., a start-up company engaged in the research, development, marketing and distribution of fiber optic chemical sensors for environmental monitoring.  He served as Chief Financial Officer (from April 1994 to April 1996), vice-president, secretary and director (April 1994 through January 1999) of AgriBioTech, Inc.  AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000 (and was subsequently liquidated in Chapter 7), approximately eleven months following Mr. Francis’ departure from the Company.

There are no material plans, contracts or arrangements pursuant to which Messrs. Thomas or Francis is a party or in which he participates other than those available to all officers and directors of the Company, and as follows:

On August 31, 2010, the Company entered into an “at will” employment agreement, effective as of September 1, 2010, with Dr. Johnny R. Thomas, as Chief Executive Officer and President of the Company.  Dr. Thomas’ base salary is Ninety Nine Thousand Dollars ($99,000.00) per annum.  He is eligible to receive a bonus to be established by the Compensation Committee of the Board of Directors for extraordinary performance.  Dr. Thomas was granted warrants to purchase an aggregate of one (1) million shares of Common Stock, exercisable for ten (10) years at $1.00 per share.  The first 100,000 warrants vested upon grant, with the next 150,000 warrants vesting on October 31, 2010, while the remaining 750,000 warrants vest in three equal installments on the first, second and third anniversaries of the signing of the employment agreement.  The vesting schedule accelerates to full vesting upon the Company achieving aggregate revenue of $12,500,000 for two consecutive quarters and the Company records a pre-tax net profit for such two quarters.  These warrants also vest when Dr. Thomas exercises the warrants and purchases Common Stock.  The agreements provides for a non-competition and non-solicitation period of one-year from the termination of employment.  The employment agreement between the Company and Dr. Thomas is attached hereto as Exhibit 10.2.

On August 31, 2010, the Company entered into an “at will” employment agreement, effective as of September 1, 2010, with John C. Francis, as Vice-President, Corporate Development and Investor Relations of the Company.  Mr. Francis’s base salary is Seventy-Five Thousand Dollars ($75,000.00) per annum.  All other terms of employment are the same as set forth in Dr. Thomas’ agreement described above.  The employment agreement between the Company and Mr. Francis is attached hereto as Exhibit 10.3.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On August 27, 2010, the holders of at least a majority of the outstanding shares of common stock (“Buyers”) of the “Company authorized the Board of Directors of the Company to enter into a Stock Purchase Agreement effective as of August 8, 2010, by and among the Company, Genesis Fluid Solutions, Ltd. (“GFS”) and each of the Buyers on the signature page thereto.  A copy of the form of SPA is attached hereto as Exhibit 10.1 and is described hereinafter under Item 1.01 of this Form 8-K.

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 27, 2010, the Company entered into the Stock Purchase Agreement (the “SPA”) described above under Item 5.07.  Pursuant to the SPA, the Buyers who signed the SPA, including Michael Hodges, the Chairman and Interim Chief Executive Officer of the Company, agreed to purchase from the Company on or before August 31, 2010, all of the issued and outstanding common stock of GFS, its wholly-owned subsidiary.  The Purchase Price for GFS is (a) an aggregate of approximately 6,302,690 shares of Common Stock of the Company to be cancelled including, an aggregate of 1,300,000 shares of Common Stock of the Company currently held under an Escrow Agreement dated October 30, 2009 among the Company, GFS, Michael Hodges, and Sichenzia Ross Friedman Ference LLP, as escrow agent; (b) an aggregate of approximately 3,011,000 options and warrants of the Company to be cancelled; and (c) GFS’s payment to the Company of a six (6%) percent royalty beginning August 8, 2010, on all gross revenues derived from (i) dewatering corporations (exclusive of payments to subcontractors) and (ii) the sale, lease or licensing arrangements of the Rapid Dewatering System and/or any of the dewatering boxes of GFS and its affiliates until the Company receives $4,000,000 and a royalty of three (3%) percent of gross revenues thereafter not to exceed a cumulative royalty of $15,000,000 (the “Royalty”).

The closing of the Stock Purchase Agreement occurred on August 31, 2010, at which time the Company: (i) received of all of the certificates representing the Company Shares, Options, Warrants, and Escrowed Shares (each, as defined in the Stock Purchase Agreement) issued to the Buyers, (ii) entered into an agreement regarding the assignment of the Royalty by GFS and its successors and assigns to the Company, and all other closing conditions were satisfied.  Following the closing, the GFS ceased to be a wholly-owned subsidiary of the Company and the Buyers, collectively, became the owners of one hundred percent (100%) of the issued and outstanding capital stock of GFS.

ITEM 7.01 REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 “Regulation FD Disclosure.”  A copy of the Company’s executive summary entitled “Blue Earth, Inc. Executive Summary” is being furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)           Exhibits

No.	Exhibits

10.1
Form of Stock Purchase Agreement, effective as of August 8, 2010, by and between Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd. and each of the Buyers on the signature page thereto.

10.2	Employment Agreement, effective as of September 1, 2010, by and between Genesis Fluid Solutions Holdings, Inc. and Dr. Thomas.

10.3	Employment Agreement, effective as of September 1, 2010, by and between Genesis Fluid Solutions Holdings, Inc. and Mr. Francis.

99.1	Press Release dated August 31, 2010 entitled “Genesis Fluid Solutions Expands its Business Strategy as it Enters the Growing Energy Efficiency Industry”

99.2	Blue Earth, Inc. Executive Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	GENESIS FLUID SOLUTIONS HOLDINGS, INC.

By: /s/Michael Hodges
Name: Michael Hodges
Title: Interim CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Form of Stock Purchase Agreement, effective as of August 8, 2010, by and between Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd. and each of the Buyers on the signature page thereto.

10.2	Employment Agreement, effective as of September 1, 2010, by and between Genesis Fluid Solutions Holdings, Inc. and Dr. Thomas.

10.3	Employment Agreement, effective as of September 1, 2010, by and between Genesis Fluid Solutions Holdings, Inc. and Mr. Francis.

99.1	Press Release dated August 31, 2010 entitled “Genesis Fluid Solutions Expands its Business Strategy as it Enters the Growing Energy Efficiency Industry”

99.2	Blue Earth, Inc. Executive Summary